Exhibit 1

Officers and Directors of Hyperscale Data, Inc.

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Milton C. Ault, III Executive Chairman	Executive Chairman of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA
William B. Horne Vice Chairman, CEO and Director	Chief Executive Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA
Henry C.W. Nisser President, General Counsel and Director	President and General Counsel of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 122 East 42nd Street, 50th Floor Suite 5000 New York, NY 10168	Sweden
Ken Cragun Chief Financial Officer	Chief Financial Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA
Robert O. Smith Lead Independent Director	Independent executive consultant	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA
Mordechai Rosenberg Independent Director	Independent consultant	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	Israel
Jeffrey A. Bentz Independent Director	Retired executive	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA

Officers and Directors of ACG Alpha Management LLC

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Milton C. Ault, III CEO and Chief Investment Officer	Executive Chairman of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA

Officers and Directors of Ault Lending, LLC

Name and Position	Principal Occupation	Principal Business Address	Citizenship
David Katzoff Manager	Senior Vice President Finance of Hyperscale Data, Inc.	c/o Ault Lending, LLC 940 South Coast Drive, Suite 200 Costa Mesa, CA 92626	USA
William B. Horne Chief Executive Officer	Chief Executive Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA

Officers and Directors of Ault Capital Group, Inc.

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Milton C. Ault, III Executive Chairman	Executive Chairman of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA
William B. Horne Vice Chairman, CEO and Director	Chief Executive Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA
Henry C.W. Nisser President, General Counsel and Director	President and General Counsel of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 122 East 42nd Street, 50th Floor Suite 5000 New York, NY 10168	Sweden
Ken Cragun Chief Financial Officer	Chief Financial Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141	USA